Exhibit 4.1

EXECUTION COPY

IDEARC INC.

8% Senior Notes due 2016

INDENTURE

Dated as of November 17, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

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Appendix A	-	Provisions Relating to Original Securities, Additional Securities and Exchange Securities
Exhibit A	-	Form of Initial Security
Exhibit B	-	Form of Exchange Security
Exhibit C	-	Form of Supplemental Indenture
Exhibit D	-	Form of Transferee Letter of Representation

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INDENTURE dated as of November 17, 2006, among IDEARC INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS (as defined below) party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders (as defined below) of (a) the Company’s 8% Senior Notes due 2016 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined below) that may be issued on any Issue Date (as defined below) (all such Securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the “Appendix”)), the Company’s 8% Senior Notes due 2016 issued in a Registered Exchange Offer (as defined below) in exchange for any Initial Securities (the “Exchange Securities”) (together with the Initial Securities and any Exchange Securities issued hereunder, the “Securities”). Securities in an aggregate principal amount of $2,850,000,000 shall be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount Additional Securities from time to time.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business (including any capital expenditures on any property or assets already so used), (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

“additional interest” means any additional interest payable under a Registration Agreement.

“Additional Securities” means any 8% Senior Notes (other than the Exchange Securities) issued under the terms of this Indenture subsequent to the Closing Date.

“Adjusted EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (b) Consolidated Interest Expense, (c) depreciation expense, amortization expense (including but not limited to amortization of intangibles and amortization and write-off of financing costs) and any non-cash impairment charges related to goodwill, other intangibles or assets, (d) fees, expenses, charges or other costs of or to the Company and its Consolidated Restricted Subsidiaries payable in connection with any public or private sale of common stock of the Company, the Incurrence of Indebtedness permitted pursuant to Section 4.03, any Investments permitted under Section 4.04 or any acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business), disposition or recapitalization, in each case whether or not consummated or Incurred, (e) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries, (f) the amount of any minority interest expense deducted in calculating Consolidated Net Income, (g) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards and (h) non-cash pension and other post-employment benefit expense.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary in this definition, none of Verizon and its Affiliates (other than the Company and its Subsidiaries) and their respective successors shall be deemed to be an Affiliate of the Company or any Restricted Subsidiary unless (a) any of such Persons is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing 10% or more of the total voting power of the Voting Stock of the Company and (b) the first such Person would otherwise be such an Affiliate within the meaning of this definition.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or (b) any other assets of the Company or any Restricted Subsidiary (other than, in each case, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition in the ordinary course of business of the Company or such Restricted Subsidiary, (iii) any disposition of property or equipment that has become damaged, worn out or obsolete or that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries, (iv) dispositions in connection with the foreclosure of any Lien not prohibited by this Indenture, (v) licenses or sublicenses of intellectual property, (vi) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (vii) for purposes of Section 4.06 only, a Restricted Payment Transaction, (viii) a sale of accounts receivable and related assets of the type specified in the definition of the term Qualified Receivables Transaction to a Receivables Entity, (ix) a transfer of accounts receivable and related assets of the type specified in the definition of the term Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (x) a disposition of all or substantially all of the assets of the Company that is governed by Section 4.08 or Section 5.01, (xi) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including any sale/leaseback transaction or asset securitizations permitted by this Indenture, (xii) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xiii) any disposition of assets with a Fair Market Value of less than $10.0 million, (xiv) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary and (xv) the sale or other disposition of Temporary Cash Investments in the ordinary course of business.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreements and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreements may be Incurred from time to time after termination of the Credit Agreements and may be in the form of debt securities.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following events:

(a) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company;

(b) (i) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock would be converted into cash, securities or other property, other than pursuant to a share exchange, consolidation or merger of the Company in which the holders of the Company’s common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power of the Voting Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger, or (ii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries to another Person and any “person” (as defined in clause (a) above) is or becomes the “beneficial owner” (as defined in clause (a) above), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the transferee Person in such disposition of assets;

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Closing Date” means the date of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement or arrangement designed to protect against fluctuations in commodity prices.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus or including, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period, any such interest expense consisting of, without duplication, (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) non-cash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing and (f) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness of any other Person, minus any interest income of the Company and its Consolidated Restricted Subsidiaries, provided that total interest expense shall be determined after giving effect to net payments made or received by the Company and its Consolidated Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of: (a) the Total Consolidated Indebtedness as of the date of determination (the “Determination Date”) to (b) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the Determination Date for which financial statements of the Company have been made publicly available or provided to the Trustee (the “Measurement Period”); provided, however, that for purposes of calculating Adjusted EBITDA for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA), or was merged or consolidated with the Company or any Restricted Subsidiary during such Measurement Period, shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA) shall be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such business) or (y) disposed of (by an Asset Disposition or the termination or discontinuance of activities constituting such business) any operating business, any company, any other business or any group of assets constituting an operating unit of a business, including any such acquisition or disposition occurring in connection with a transaction that requires the determination of such Adjusted EBITDA, during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation shall be made on a pro forma basis as if all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Adjusted EBITDA, the exclusions set forth in clauses (a) through (d) of the definition of Consolidated Net Income shall apply to a Person that has been acquired as if it were a Restricted Subsidiary). For purposes of this definition, (1) whenever pro forma effect is to be given to an acquisition or disposition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Cost Savings), and (2) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any Restricted Subsidiary in such Person;

(b) any net income (or loss) of any Person acquired by the Company or a Consolidated Subsidiary of the Company in a pooling of interests or common control transaction for any period prior to the date of such acquisition;

(c) solely for purposes of determining the amount available for Restricted Payments under clause (a)(iv)(3)(A) of Section 4.04, any net income (or loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions on the declaration or payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by the operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released and (y) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on the Closing Date, except that (i) subject to the limitations contained in clause (d) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount actually dividended or distributed or that could have been dividended or distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(d) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business (as determined by the Company in good faith) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(e) any non-cash SFAS 133 income (or loss) related to hedging activities;

(f) any income (or loss) from discontinued operations;

(g) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Closing Date) or any charges in respect of any restructuring, redundancy or severance, other than any pension or other post-employment benefit gain, loss or charge;

(h) the cumulative effect of a change in accounting principles;

(i) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness; and

(j) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by any acquisition, in accordance with GAAP, during the 18 consecutive months following the consummation of such acquisition.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause (a)(iv)(3)(D) of Section 4.04.

“Consolidated Secured Indebtedness” means, as of any date of determination, the amount equal to the aggregate principal amount of then outstanding Total Consolidated Indebtedness (other than Securities) secured by Liens on property or assets of the Company and the Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) and consisting of, without duplication (a) Indebtedness for borrowed money (including Purchase Money Indebtedness and unreimbursed outstanding drawn amounts under funded letters of credit), (b) Capitalized Lease Obligations, (c) debt obligations evidenced by bonds, debentures, notes or similar instruments, (d) Disqualified Stock and (e) in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and, for the avoidance of doubt, excluding Hedging Obligations).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Secured Indebtedness as of such date of determination to (b) the aggregate amount Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements of the Company have been made publicly available or provided to the Trustee (determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four quarter period), with such pro forma and other adjustments to each of Consolidated Secured Indebtedness and Adjusted EBITDA as are appropriate and consistent, as determined by the Company in good faith, with the pro forma and other adjustment provisions set forth in the definition of the term Consolidated Leverage Ratio.

“Consolidation” means the consolidation of (a) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company and (b) in the case of any Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Agreements” means the Credit Agreement dated as of the Closing Date, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Bear Stearns Corporate Lending Inc., as syndication agent, as amended, restated, supplemented, waived, replaced

(whether or not upon termination and whether with the original lenders or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under any original Credit Agreement or other credit agreements or otherwise).

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities, including the Credit Agreements, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances and other similar obligations or other long- term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Capital Stock issued or sold to Management Investors as compensation) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08 are to the Holders.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value shall be determined in good faith by the Company (which determination shall be conclusive).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in, (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a) the principal of indebtedness of such Person for borrowed money;

(b) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other similar instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto;

(e) all Capitalized Lease Obligations of such Person;

(f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends) (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock);

(g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

(h) net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture or (other than with respect to letters of credit or Guarantees or Indebtedness specified in clauses (g) or (h) above) otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Ineligible Indebtedness” means Indebtedness in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers, suppliers, franchisers and licensees in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any (i) Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (ii) Restricted Subsidiary at the time of any sale or other disposition of any shares of such Restricted Subsidiary that results in such Restricted Subsidiary no longer constituting a Restricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (1) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment, provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 4.04(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.04(a).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date”, with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Investors” means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of, or with respect to the proceeds of, such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 4.06;

(b) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition;

(d) any liabilities or obligations associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including reserves for pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities relating to any indemnification obligations associated with such Asset Disposition, all as determined in accordance with GAAP; and

(e) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company, in either case in respect of such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees,

accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Officer” means (a) the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, the Treasurer, the Controller, the President, any Vice President or the Secretary of the Company, (b) any Assistant Treasurer or Assistant Controller of the Company designated by the Chief Financial Officer, principal accounting officer, Treasurer or Controller of the Company or (c) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

“Permitted Asset Swap” means any transfer of properties or assets by the Company or any Restricted Subsidiary in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that shall be used in a Permitted Business, provided that the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not materially greater than the aggregate Fair Market Value of the property or assets received by the Company or such Restricted Subsidiary in such exchange.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(a) the Company, a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary;

(b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(c) cash and Temporary Cash Investments;

(d) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel, entertainment, moving-related and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, or, in the case of moving-related expenses, incurred in connection with any closing or consolidation of any facility and Guarantees in respect of loans or advances to employees, directors or consultants in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business;

(f) loans or advances made to, or Guarantees with respect to loans or advances made to, employees, officers, directors or consultants in the ordinary course of business, which loans and advances shall not exceed $25.0 million in the aggregate outstanding at any one time;

(g) stock, obligations, securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, in satisfaction of judgments, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(h) any Investment representing the non-cash portion of the consideration received for a sale or other disposition of property or assets, including an Asset Disposition, that was made in compliance with Section 4.06;

(i) Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations permitted under Section 4.03(b)(v);

(j) any Person; provided, however, that the payment for such Investment consists solely of Net Cash Proceeds from either the sale of Capital Stock of the Company (other than Disqualified Stock) or cash common equity contributions to the Company; provided, further, that such Net Cash Proceeds or equity contributions shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B), or Capital Stock of the Company (other than Disqualified Stock);

(k) Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date;

(l) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;

(m) Guarantees not prohibited by Section 4.03;

(n) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including

Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(o) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (o) and then outstanding, not to exceed $150.0 million; and

(p) Investments in any Person that is not an Unrestricted Subsidiary having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (p) and then outstanding, not to exceed $150.0 million.

If any Investment pursuant to clause (p) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and not clause (p) above for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(a) pledges or deposits by such Person under, or Liens (x) in connection with worker’s compensation laws, unemployment insurance laws, social security laws and similar legislation or insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), (y) to secure the performance of bids, tenders or contracts (other than for borrowed money), obligations for leases, utilities, licenses, public or statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, or similar bonds, instruments or obligations, or (z) as security for import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens, in each case for sums not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings or that are bonded, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings;

(d) Liens in favor of issuers of letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that, upon the drawing of such letters of credit in an aggregate face amount equal to or exceeding $10.0 million, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(e) survey exceptions, encumbrances, ground leases, easements (including reciprocal easement agreements) or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes, utility agreements, covenants, encroachments, charges or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness, or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness Incurred to finance or refinance the construction, acquisition or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, lease, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(g) Liens securing (i) Indebtedness permitted pursuant to clause (b)(i), (b)(vi), (b)(vii) or (b)(viii) of Section 4.03 and (ii) Senior Indebtedness Incurred pursuant to Section 4.03(a), provided that, in the case of clause (ii), the Consolidated Secured Leverage Ratio on the date of such Incurrence and after giving effect thereto would not be greater than 4.50 to 1.00;

(h) Liens existing on, or provided for under written arrangements existing on, the Closing Date;

(i) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property of such Person or any of its Subsidiaries (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(l) Liens (i) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (ii) on receivables (including related rights) arising in connection with the compromise, settlement or collection thereof in the ordinary course of business, (iii) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (iv) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (v) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (vi) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business or (vii) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business;

(m) Liens in respect of judgments that do not constitute an Event of Default;

(n) Liens securing obligations under Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements permitted to be Incurred under Section 4.03;

(o) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary;

(p) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which such Person or any Restricted Subsidiary of such Person has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(q) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(r) other Liens securing Indebtedness or other obligations, which Indebtedness and other obligations secured pursuant to this clause (r) do not exceed $30.0 million at any time outstanding;

(s) Liens securing Indebtedness or other obligations of any Receivables

Entity; and

(t) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j) and (n); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (f), (g), (h), (i), (j) or (n) at the time such original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees, underwriting discounts and other costs and expenses, including premiums, related to such Refinancings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

“Pro Forma Cost Savings” means, with respect to any period, anticipated reductions in costs or synergies relating to an acquisition or disposition to the extent (a) calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied as of the Closing Date or (b) implemented within twelve months prior to or after the date of such acquisition or disposition and that are supportable and quantifiable by the underlying accounting records of the Company and its Consolidated Subsidiaries, as if, in the case of clauses (a) and (b) above, all such reductions in costs had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness: (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance or refinance the acquisition (whether through the direct acquisition of such asset or the acquisition of the Capital Stock of any Person owning such asset or otherwise), leasing, construction, repair or improvement of property (real or personal) or assets.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note is intended to finance that portion of the purchase price that is not paid in cash or by a contribution of equity.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a financial officer of the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of the Company or any Restricted Subsidiary (other than a Receivables Entity) to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

“Rating Agency” means (a) each of Moody’s and S&P and (b) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Entity” means (a) a wholly owned Subsidiary of the Company that is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b), (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) (1) that is not an Affiliate of the Company or (2) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and (iii) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Refinance” or “refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, prepay, redeem, modify, restate, defer, substitute, supplement, reissue, resell, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) if the Indebtedness being refinanced is a Subordinated Obligation, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or, if shorter, the Securities, (b) if the Indebtedness being refinanced is a Subordinated Obligation, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Refinancing Indebtedness) and (d) if the Indebtedness being Refinanced is expressly subordinated in right of payment to the Securities pursuant to a written agreement, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (1) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 4.03 or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business related, ancillary, complementary or incidental to the businesses of the Company and the Restricted Subsidiaries as conducted on, or proposed to be conducted as of, the Closing Date or extensions, developments or expansions thereof.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 4.04, any Permitted Payment, any Permitted Investment or any transaction specifically excluded from the definition of the term “Restricted Payment”.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Subsidiary Guarantee; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any obligations with respect to any Capital Stock or (f) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture, provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (f) if the holders of such Indebtedness or their representative shall have received and relied in good faith on an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Spin-Off” means the acquisition by the Company of the assets (including the equity interests of Idearc Information Services LLC), liabilities and businesses comprising the domestic print and Internet yellow pages directories publishing operations of Verizon in exchange for the issuance or transfer to Verizon of common stock of the Company, the Securities, certain Indebtedness under the Credit Agreements and other consideration and the distribution by Verizon of the Company’s common stock to the common shareholders of Verizon, in each case pursuant to a distribution agreement, to be dated as of the Closing Date, between the Company and Verizon.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance by the Receivables Entity of its obligations, entered into by the Company or any Subsidiary of the Company that the Company has determined in good faith to be customary in a Qualified Receivables Transaction including those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Securities pursuant to a written agreement. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Securities issued by any Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that has issued a Subsidiary Guarantee.

“Temporary Cash Investments” means any of the following: (a) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) investments in time deposit accounts, certificates of deposit, money market deposits and bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within 365 days of the date of acquisition thereof issued by, and overnight bank deposits with, any lender under a Credit Agreement, a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) or whose commercial paper is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) at the time such investment is made, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than that of the Company or any of its Subsidiaries) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)), (e) investments in securities with maturities of five years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)), (f) investment funds investing 95% of their assets in securities of the type described in clauses (a) through (e) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (g) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (h) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the Closing Date.

“Total Consolidated Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of

Indebtedness and the application of the proceeds therefrom giving rise to such determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, any or all of the following: (a) the Spin-Off, (b) the entry into this Indenture, and the offer and issuance of the Securities, (c) the entry into the Credit Agreements and Incurrence of Indebtedness thereunder by one or more of the Company and its Subsidiaries, (d) a cash distribution paid by the Company to Verizon on the Closing Date and (e) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means: (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless at such time such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has total Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (1)(A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (B) the Consolidated Leverage Ratio would be less than it was immediately prior to giving effect to such designation and (2) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer’s option.

“Verizon” means Verizon Communications Inc., a Delaware corporation, and its successors and assigns.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Appendix”	Preamble
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Covenant Suspension Event	4.13(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Event of Default”	6.01
“Exchange Securities”	Preamble
“Global Securities”	Appendix A
“Guaranteed Obligations”	10.01
“incorporated provision”	11.01
“Initial Agreement”	4.05
“Initial Lien”	4.12
“Initial Securities”	Preamble
“legal defeasance option”	8.01(b)
“Notice of Default”	6.01
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(ii)
“Offer Period”	4.06(c)(ii)
“Original Securities”	Preamble
“Paying Agent”	2.04

Term	Defined in Section
“Permitted Payment	4.04(b)
“protected purchaser”	2.08
“Purchase Date”	4.06(c)(i)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04
“Registration Agreement”	Appendix A
“Restricted Payment”	4.04(a)
“Reversion Date”	414(a)
“Securities Custodian”	Appendix A
“Successor Company”	5.01(a)
“Suspended Covenants”	4.13(a)
“Suspension Date”	4.13(a)
“Suspension Period”	4.13(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular; and

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination, legends and Issue Date. All Securities shall be treated as a single class for purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. Any such Securities shall be fungible for U.S. Federal tax purposes with all previously issued Securities.

With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

(3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code;

(4) if applicable, that such Additional Securities shall be issued in a private placement transaction with registration rights;

(5) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends that shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(6) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

(7) If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee’s certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, or as may consistently herewith be determined by the Officer executing such Securities, as evidenced by such execution (provided that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of the Company’s domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest and additional interest (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and additional interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and additional interest (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list made available to it by the Company of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s written request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor provision thereto) are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request in writing to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (or any successor provision thereto) (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding, the principal thereon ceases to be payable and interest on it ceases to accrue unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and additional interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

SECTION 2.11. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects or is required to redeem Securities pursuant to Section 3.07, the Company shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section at least 31 days before the redemption date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officer’s Certificate to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to, but not including, the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

(b) At the Company’s request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

(c) The Company may provide in any such notice of redemption that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to the Holders, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and additional interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notice mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and additional interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent in excess of the amounts necessary to pay the principal of, plus accrued and unpaid interest, and additional interest, if any, on the Securities to be redeemed. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption. (a) Except as set forth in clause (b) of this Section 3.07, the Securities shall not be redeemable at the option of the Company.

(a) On or after November 15, 2011, the Company may redeem the Securities, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) thereon to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Year	Redemption Price
2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and additional interest, if any, shall be considered paid on the date due if on such date the

Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC shall not accept such a filing) and the Company shall provide the Trustee and the Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of the Company’s annual report and the information, documents and other reports (including reports on Form 8-K) that are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA 314(a). In addition, to the extent not satisfied by the foregoing, the Company agrees that, for so long as any Securities are outstanding and not freely transferable without registration under the Securities Act, it shall furnish to the Holders and prospective Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would not be greater than 7.00 to 1.00.

(b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness under Credit Facilities (including Bank Indebtedness) in an aggregate principal amount at any time outstanding not to exceed (i) $6,515.0 million less the aggregate amount of all prepayments of principal made pursuant to, and in compliance with, Section 4.06, applied to permanently reduce any such Indebtedness, plus (ii) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a

Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(iii) Indebtedness (1) represented by the Securities (not including any Additional Securities), (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or clause (a) of this Section 4.03, (4) consisting of Guarantees of any Indebtedness permitted under this Section 4.03 and (5) without limiting Section 4.12, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary permitted under this Section 4.03;

(iv)(1) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof and Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (in each case other than Indebtedness Incurred in contemplation of, in connection with, as consideration for, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such assets were acquired or such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company, as the case may be); provided, however, that on the date that such assets or such Restricted Subsidiary is acquired by the Company, as the case may be, either (A) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) or (B) the Consolidated Leverage Ratio would be less than the Consolidated Leverage Ratio immediately prior to such acquisition, after giving effect thereto, and (2) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to this clause (iv);

(v) Indebtedness in respect of (1) performance bonds, bankers’ acceptances, letters of credit, surety or appeal bonds or similar instruments provided by the Company or any Restricted Subsidiary in the ordinary course of business, (2) Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business, (3) Guarantees referred to in clauses (e) and (f) of the definition of “Permitted Investments,” (4) the financing of insurance premiums in the ordinary course of business or (5) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(vi) Purchase Money Indebtedness and Capitalized Lease Obligations and any Refinancing Indebtedness with respect thereto in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

(vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(viii) Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations of the Company or any Restricted Subsidiary, in each case Incurred in connection with the acquisition or disposition of any assets, business or Person by the Company or any Restricted Subsidiary;

(ix) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(x) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction; and

(xi) Indebtedness in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, shall not exceed $250.0 million.

(c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreements prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) the accrual of interest, the accretion of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03, (iii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, (iv) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness on the date of its issuance and only be required to include the amount of such Indebtedness in one or more of such clauses; provided, however, that any Indebtedness originally classified as Incurred pursuant to any of clauses (b)(i) through (b)(xi) above (subject, in the case of Indebtedness Incurred pursuant to clause (b)(i) above, to the provisions of clause (c)(i) above) may later be reclassified as having been Incurred pursuant to any other of clauses (b)(i) through (b)(xi) above to the extent that such reclassified Indebtedness could be Incurred pursuant to one of clauses (b)(i) through (b)(xi) above, if it were Incurred at the time of such reclassification, and (v) for purposes of determining compliance with any dollar denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (1) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (2) to the extent the relevant clause under paragraph (b) provides for such additional amounts, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to

(i) declare or pay any dividend or make any payment or distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock (in their capacity as such), except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than the Company or other Restricted Subsidiaries, to its other stockholders on no more than a pro rata basis),

(ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by any Person other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof or taxes due in connection with such exercise),

(iii) prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations (x) owed to the Company or any Restricted

Subsidiary or (y) acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, retirement, defeasance or other acquisition), or

(iv) make any Investment (other than a Permitted Investment) in any Person,

(any such dividend, distribution, purchase, repurchase, redemption, defeasance, retirement, other acquisition or Investment set forth in these clauses (i) through (iv) being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

(A) 100% of Adjusted EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements of the Company have been made publicly available or provided to the Trustee (or, in case such Adjusted EBITDA shall be a deficit, minus 100% of such deficit) less 1.4 times Consolidated Interest Expense for the same period;

(B) the aggregate Net Cash Proceeds, including the Fair Market Value of property other than cash, received by the Company as capital contributions to the Company subsequent to the Closing Date or from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale (x) to a Restricted Subsidiary, or (y) to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Closing Date of any Indebtedness of the Company or any Restricted Subsidiary issued after the Closing Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property of the Company or any Restricted Subsidiary distributed by the Company or any Restricted Subsidiary upon such conversion or exchange plus the amount of any cash or the Fair Market Value of any other property received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(D) the amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale or other disposition of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case realized by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of clause (a) of this Section 4.04 shall not prohibit any of the following (each, a “Permitted Payment”):

(i) any Restricted Payment made by exchange (including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company from its equity holders; provided, however, that (1) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

(ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be Incurred pursuant to Section 4.03, provided that such Indebtedness is subordinated to the Securities or the Subsidiary Guarantee of such Subsidiary

Guarantor to at least the same extent as such Subordinated Obligations; provided, further, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

(iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

(iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.04; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(v) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company or any of its Subsidiaries (including any options, warrants or other rights in respect thereof) from Management Investors pursuant to the terms of any employment agreement, employee equity subscription agreement, stock option agreement or similar agreement, or any plan (or amendment thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock, or otherwise; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value (excluding any purchase, repurchase, redemption, retirement and other acquisition for value in compensation for any taxes due or payable by the holder of such Capital Stock) shall not exceed in any fiscal year of the Company $25.0 million plus any unutilized portion of such amount in any prior fiscal year and any proceeds received by the Company (x) in respect of “key-man” life insurance and (y) from the issuance or sale to Management Investors of shares of Capital Stock of the Company or any of its Subsidiaries to the extent such proceeds are not included in any calculation under clause (iv)(3)(B) of the preceding paragraph (a) or clause (b)(i) above; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

(vi) Restricted Payments made as part of the Transactions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(vii) dividends paid by the Company on its common stock in an amount not to exceed $100.0 million in the aggregate for the first two quarterly dividend payments immediately following the Closing Date; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(viii) any purchase, repurchase, redemption, retirement, defeasance or acquisition for value of any Subordinated Obligations following a Change of Control (or other similar event described therein as a “change of control”) after the Company shall have complied with the provisions under “Change of control”, including the payment of the applicable purchase price if required; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(ix)(1) payments by the Company to holders of Capital Stock of the Company in lieu of issuance of fractional shares of such Capital Stock and (2) repurchases of Capital Stock of the Company in connection with any odd-lot purchase program, in the case of (1) and (2), not to exceed $15.0 million in the aggregate; provided, however, that in each case such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(x) dividends or other distributions of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary (other than any Unrestricted Subsidiary, the primary assets of which are cash and/or cash equivalents, to the extent such cash and/or cash equivalents exceed the amount of the Investment of the Company or any Restricted Subsidiary in such Unrestricted Subsidiary treated as a Restricted Payment); provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(xi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(xii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with Section 4.03; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments; or

(xiii) other Restricted Payments not to exceed $100.0 million in the aggregate at any time outstanding; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) any encumbrance or restriction pursuant to any agreement or instrument in effect at or entered into on the Closing Date, any agreement or instrument governing Bank Indebtedness, any Credit Facility, the Securities or this Indenture;

(ii) any encumbrance or restriction with respect to a Person pursuant to an agreement or instrument relating to any Indebtedness Incurred by such Person prior to the date on which such Person was acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition, merger or consolidation);

(iii) any encumbrance or restriction pursuant to an agreement or instrument effecting a Refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (i) or (ii) of this Section 4.05 (an “Initial Agreement”) or this clause (iii) or contained in any amendment, supplement or other modification to an agreement or instrument referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such agreement or instrument or amendment, supplement or other modification, taken as a whole, are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing relates, as determined in good faith by the Company;

(iv) any encumbrance or restriction (1) that restricts the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or is a lease, license or similar contract, (2) (A) by virtue of any transfer of, or agreement to transfer, option or right with respect to any property or assets of the Company or any Restricted Subsidiary (but only to the extent of the assets subject to such transfer, agreement, option or right) not otherwise prohibited by this Indenture or (B) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, (3) pursuant to Purchase Money Indebtedness or Capitalized Lease Obligations permitted under this Indenture that impose encumbrances or restrictions on the property or assets so acquired or leased, (4) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (5) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary and (6) existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

(v) with respect to a Restricted Subsidiary (or any of its property or assets), any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such encumbrance or restriction) pending the closing of such sale or disposition;

(vi) any encumbrance or restriction existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in agreements or other documents governing a joint venture, partnership, limited liability company or similar arrangement; provided, however, that (1) such encumbrance or restriction is applicable only to the assets that are the subject of such agreements or documents and (2) the Company or the relevant Restricted Subsidiary has agreed to such encumbrance or restriction in good faith;

(vii) any encumbrance or restriction by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

(viii) any encumbrance or restriction pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Section 4.03, (1) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Securities than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (2) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Company) and either (A) the Company determines in good faith that such encumbrance or restriction shall not materially affect the Company’s ability to make principal or interest payments on the Securities or (B) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person or group of Persons assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) in the case of Asset Dispositions that are not

Permitted Asset Swaps, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the extent the Company elects (or is required by the terms of any applicable Indebtedness) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company), or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness, within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, (2) second, to the extent of the balance of Net Available Cash after any application in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) (x) on or before the 365th day after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash or (y) if such investment in Additional Assets is a project authorized by the Board of Directors that shall take longer than such 365 days to complete, within 180 days of the 365th day referred to in clause (x), (3) third, to the extent of the balance of such Net Available Cash after any application in accordance with clauses (1) and/or (2), to make an Offer to purchase Securities pursuant to and subject to the conditions of clause (b) of this Section 4.06; provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Company or any Subsidiary Guarantor; and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any general corporate purpose permitted by the terms of this Indenture (including but not limited to the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Obligations); provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (3) or (4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redemeed, retired, defeased or otherwise acquired for value. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this clause (a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this Section 4.06 exceeds $50.0 million. Pending the final application of an amount equal to the amount of any such Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest or apply such amount in any manner that is not prohibited by this Indenture.

For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (A) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (B) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt, (C) Temporary Cash Investments, (D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (E) consideration consisting of Indebtedness of the Company or any of its Restricted Subsidiaries and (F) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed $50.0 million in the aggregate at any time outstanding (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(3), (i) the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) thereon, to, but not including, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in clause (c) of this Section 4.06 and (ii) to the extent the Company elects, the Company shall be entitled to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). If the aggregate principal amount of Securities (and other Senior Indebtedness) validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an Offer exceeds the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), such Net Available Cash shall be apportioned between such Securities and such other Senior Indebtedness on a pro rata basis based on the respective principal amounts of such Securities and other Senior Indebtedness. No Security shall be repurchased in part if less than $1,000 in principal amount of such Security would be left outstanding. The Company shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $50.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) (i) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating (1) that an Asset Disposition that requires the purchase of the Securities has occurred and such Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed), (2) the circumstances and relevant facts and financial information regarding the relevant Asset Disposition, (3) the instructions determined by the Company, consistent with this Section 4.06, that such Holder must follow in order to have its Securities purchased and (4) the amount of the Offer. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”).

(ii) On the Purchase Date, (1) the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company under this Section 4.06 and (2) the Company shall mail or deliver payment to each tendering Holder in the amount of the purchase price plus accrued and unpaid interest and additional interest, if any.

(iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. No Security shall be repurchased, unless repurchased in full, if less than $2,000 in original principal amount of such Security would be left outstanding.

(iv) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate to the effect that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms (i) that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $25.0 million, (1) are set forth in writing and (2) have been approved by a majority of the Disinterested Directors and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $150.0 million, have been determined by a nationally recognized (as determined by the Company in good faith) appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and any applicable Restricted Subsidiary.

(b) The provisions of clause (a) of this Section 4.07 shall not prohibit (i) any Restricted Payment Transaction, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, or performance of indemnification, contribution and other obligations under, any employment or compensation arrangement, collective bargaining agreement, benefit plan (including any stock option, stock ownership or similar employee benefit plan), program or arrangement, related trust agreement, or other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into (including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements) in the ordinary course of business or approved by the Board of Directors, (iii) the payment of compensation, reasonable fees and expense reimbursements to, and indemnity or contribution provided on behalf of, directors, officers, employees or consultants of the Company and its Subsidiaries, as determined in good faith by the Board of Directors, (iv) any transaction with the Company, a Restricted Subsidiary, any Person that shall become a Restricted Subsidiary as a result of such transaction or a Receivables Entity, (v) any transaction with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in compliance with the terms of this Indenture, that are fair to the Company and the Restricted Subsidiaries, in the reasonable good faith determination of the Board of Directors or the Company’s senior management, or that are on terms not materially less favorable to the Company than those that could reasonably have been obtained at such time from an unaffiliated party, (vi) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any transaction arising out of and any payments pursuant to (1) any agreements or arrangements in effect on the Closing Date and (2) any amendment, modification or supplement thereto or replacement thereof, in the case of clause (2), to the extent that the terms of such agreement or arrangement as amended, modified, supplemented or replaced, taken as a whole, are not disadvantageous to the Holders in any material respect (as determined in good faith by the Company), (vii) any consolidation, merger or conveyance, transfer or lease of assets permitted under Section 5.01, (viii) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company, (ix) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, (x) any transaction effected as part of a Qualified Receivables Transaction and (xi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or a joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, joint venture or similar entity.

SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Company to purchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) to, but not including, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section 3.07. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to the Holders provided for in Section 4.08(b) below but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control, unless the Company has exercised its right to redeem all the Securities under Section 3.07, the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Bank Indebtedness or, if doing so shall allow the purchase of the Securities, offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

(b) Unless the Company has exercised its right to redeem all the Securities under Section 3.07, within 30 days following the date the Company obtains actual knowledge of any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i) that a Change of Control has occurred or is expected to occur and that upon such occurrence such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest

(including additional interest, if any) to, but not including, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest (including additional interest, if any) on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased; and

(v) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; the unpurchased portion of the Securities must be equal to $1,000 or an integral multiple thereof.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party (which may be an Affiliate of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) The Company shall be entitled to make a Change of Control Offer in advance of a Change of Control and conditioned upon such Change of Control, if a definitive agreement is in place for such Change of Control at the time of the making of such Change of Control Offer. Securities repurchased by the Company pursuant to a Change of Control Offer shall have the status of Securities issued but not outstanding or shall be retired and canceled, at the option of the Company. Securities purchased by a third party pursuant to clause (e) of this Section 4.08 shall have the status of Securities issued and outstanding as and to the extent provided in this Indenture.

(g) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate to the effect that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after January 1, 2007, an Officer’s Certificate to the effect that to the knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specify all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Subsidiary Guarantor shall comply with Section 314(a)(4) of the TIA. The individual signing any certificate given by any Person pursuant to this Section 4.09 shall be the principal executive, financial or accounting officer of such Person, in compliance with Section 314(a)(4) of the TIA.

SECTION 4.10. Future Subsidiary Guarantors. The Company shall cause each Domestic Subsidiary (other than a Receivables Entity) that (a) Guarantees any Bank Indebtedness of the Company or (b) Incurs any Ineligible Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Domestic Subsidiary shall Guarantee payment of the Securities. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Domestic Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.11. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business

SECTION 4.12. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever (other than Permitted Liens) on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the Securities or, in the case of an Initial Lien on any property or assets of any Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any such Lien thereby created in favor of the Securities or any such Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (a) the release and discharge of each Initial Lien to which it relates, (b) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture, or (c) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

SECTION 4.13. Suspension of Covenants. (a) During any period of time that (a) the Securities have Investment Grade Ratings from two Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture: Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.10, Section 4.11 and Section 5.01(a)(iii) (collectively, the “Suspended Covenants”). The Subsidiary Guarantees of any Subsidiary Guarantors shall also be suspended as of the date on which such Covenant Suspension Event occurs (the “Suspension Date”). If a Covenant Suspension Event occurs and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees, if any, of any Subsidiary Guarantors shall be reinstated if such Subsidiary Guarantees are then required by the terms of this Indenture. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified as having been Incurred pursuant to Section 4.03(a) or one of the clauses set forth in Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to clauses (a) or (b) of Section 4.03, such Indebtedness shall be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 4.03(b)(iii)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.04(a), to the extent that such Restricted Payments would have reduced such amount if such covenant had been in effect during the Suspension Period. As described above, however, no Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or any Restricted Subsidiary during the Suspension Period.

(c) Upon (x) the occurrence of a Covenant Suspension Event or (y) subsequent to any Covenant Suspension Event, the withdrawal by one or both of the Rating Agencies of the Company’s Investment Grade Rating or the downgrade by any Rating Agency of the rating assigned to the Securities below an Investment Grade Rating, the Company shall promptly deliver an Officer’s Certificate to the Trustee notifying it of any such event.

ARTICLE 5

Successor Company

SECTION 5.01. When the Company May Merge or Transfer Assets. (a) The Company shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, provided that, notwithstanding the foregoing, in the event any Successor Company is not a corporation, then there shall be a Restricted Subsidiary of such Successor Company that shall be a corporation and a co-obligor of the Securities;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (x) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Leverage Ratio would be less than the Consolidated Leverage Ratio immediately prior to giving effect to such transaction; and

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph (a), provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to any matters of fact, and (y) no Opinion of Counsel shall be required for a consolidation, merger or transfer described in clause (c) of this Section 5.01.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

(b) Subject to Section 10.2, the Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to any Person unless: (i) such transaction is made in compliance with Section 4.06 or (ii) (1) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph (b), provided that (A) in giving such opinion such counsel may rely on an Officer’s Certificate as to any matters of fact, and (B) no Opinion of Counsel shall be required for a consolidation, merger or transfer described in paragraph (c) of this Section 5.01.

(c) Clauses (ii) and (iii) of paragraph (a) of this Section 5.01 and clause (ii) of paragraph (b) of this Section 5.01 shall not apply to any transaction in which

(i) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or any Subsidiary Guarantor; or (ii) the Company or a Subsidiary Guarantor consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate organized solely for the purpose of reincorporating or reorganizing the Company or such Subsidiary Guarantor, as the case may be, in another jurisdiction to realize tax or other benefits or change its legal structure to a corporation or other entity or (y) a Restricted Subsidiary so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Subsidiaries that are Restricted Subsidiaries immediately after the consummation thereof.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(a) a default in any payment of interest (including additional interest) on any Security when due and payable, continued for 30 days;

(b) a default in the payment of principal of any Security when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

(c) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01;

(d) the failure by the Company or any Restricted Subsidiary to comply for 30 days after the notice specified below with its obligations under Section 4.08 (other than a failure to purchase Securities);

(e) the failure by the Company or any Restricted Subsidiary to comply for 60 days after the notice specified below with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12 or 4.13 (other than a failure to purchase Securities) or with its other agreements contained in the Securities or in this Indenture;

(f) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent;

(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(i) the rendering of one or more judgments or decrees for the payment of money (net of amounts covered by insurance policies issued by reputable and creditworthy insurance companies) in an aggregate amount in excess of $75.0 million or its foreign currency equivalent against the Company or any Significant Subsidiary or any combination thereof if such judgment or decree remains outstanding for a period of 90 days during which execution is not effectively discharged, waived or stayed; or

(j) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or any Subsidiary Guarantor denies or disaffirms in writing such Subsidiary Guarantor’s obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after the notice specified below.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d), (e) or (j) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clauses (d), (e) or (j) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(f) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to Section 6.01(f) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after such declaration of acceleration of the Securities and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that is not in writing, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders described in clause (ii) above offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries, their respective creditors or property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any additional interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any additional interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, provided that in giving any such opinion such counsel may rely on an Officer’s Certificate as to any matters of fact. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, in each case at the sole cost of the Company (and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation).

(g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

(h) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(i) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act under this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be deemed to have knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary except (a) any Default or Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) or (b) any Default or Event of Default of which the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or premium (if any) or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each November 1 beginning with the November 1 following the date of this Indenture, and in any event prior to November 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such November 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Trustee and the Company shall agree from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services except any such expense as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents and any predecessor Trustee and its officers, directors, employees and agents for, and hold it or them harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties under this Indenture and any other documents and transactions in connection therewith, except as provided in the last sentence of this paragraph. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of their indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if they assume such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and additional interest, if any, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the claim provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such resulting, surviving or transferee corporation is eligible and qualified under Section 7.10.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) either (1) all the Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid, have been delivered to the Trustee for cancelation, or (2)(A) all the Securities that have not been delivered to the Trustee for cancelation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of the Company or (z) shall become due and payable within one year and (B) the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancelation for principal, premium, if any, and accrued and unpaid interest (including additional interest), if any, to, but not including, the date of maturity or redemption, (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit, (iii) the Company or any Subsidiary Guarantor has paid, or caused to be paid, all sums payable by them under this Indenture, and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be, or made arrangements reasonably satisfactory to the Trustee for the giving of such instructions, then this Indenture shall, subject to Section 8.01(c), be discharged and cease to be of further effect as to all Securities issued hereunder.

In the case of clause (2) above, (x) the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that all conditions precedent to the satisfaction and discharge have been satisfied, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact and (y) the Company’s obligations that would survive legal defeasance shall remain outstanding.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”) in accordance with the procedures of this Article 8 or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and the operation of Section 5.01(a)(iii), 5.01(b), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) and 6.01(i) (“covenant defeasance option”). In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i) (with respect to Significant Subsidiaries only), 6.01(i) (with respect to Significant Subsidiaries only) or 6.01(j) or because of the failure of the Company to comply with Section 5.01(a)(iii).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or their covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and additional interest (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs that is continuing at the end of the period;

(iii) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to any matters of fact;

(iv) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to any matters of fact; and

(v) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent set forth in this Section 8.02 to the defeasance and discharge of the Securities as contemplated by this Article 8 have been satisfied, provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to any matters of fact.

(b) Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and additional interest, if any, on the Securities.

SECTION 8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or U.S. Government Obligations held by it as provided in this Article that, in the written opinion of nationally recognized firm of independent public accountants or reputable investment banking firm delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or additional interest that remains unclaimed for two years, and, thereafter, the Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, or interest or additional interest on, any Securities because of the reinstatement of such obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under this Indenture;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv) to add additional Guarantees or co-obligors with respect to the Securities;

(v) to secure the Securities;

(vi) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(viii) to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix) to increase the minimum denomination of the Securities to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part);

(x) to provide for the issuance of the Exchange Securities or Additional Securities; or

(xi) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section in the Offering Memorandum dated November 1, 2006 relating to the Securities to the extent that such provision of the “Description of Notes” section of such Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Securities.

(b) After an amendment under this Section 9.01 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest (including additional interest, if any) on any Security;

(iii) reduce the principal of or extend the Stated Maturity of any Security;

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(v) make any Security payable in money other than that stated in the Security;

(vi) impair the right of any Holder to receive payment of principal of, and interest (including additional interest, if any) on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment of principal or interest on such Holder’s Securities;

(vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

(viii) modify the Subsidiary Guarantees in any manner adverse to the Holders in any material respect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03), provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to any matters of fact.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not to the extent permitted by law be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them, (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.02(b).

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction,

limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations then due and owing (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) unless earlier released as described in Section 10.2(b). Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or additional interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(i) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Subsidiary Guarantee of a Subsidiary Guarantor shall be subject to release and be discharged and of no further force or effect and such Subsidiary Guarantor shall automatically and unconditionally be released from all obligations under this Article 10 upon (i) any sale or other disposition of all the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation or as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof) to a Person or a group of Persons that is not (either before or after giving effect to such transaction ) a Restricted Subsidiary, if the sale or other disposition shall comply with Section 4.06 and Section 5.01, (ii) the Company shall designate such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, (iii) only in the case of a Person that became a Subsidiary Guarantor after the Closing Date, if such Subsidiary Guarantor is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreements and all other Indebtedness, the Incurrence or Guarantee of which would require that a Subsidiary Guarantee be provided pursuant to Section 4.10 (it being understood that a release subject to contingent reinstatement is still a release), (iv) the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (v) legal or covenant defeasance of the Company’s obligations or satisfaction and discharge of this Indenture or (vi) subject to customary contingent reinstatement provisions, payment in full of the aggregate principal amount of all Securities then outstanding and all other applicable Guaranteed Obligations then due and owing. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company). Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its permitted successors and assigns and shall inure to the benefit of the respective permitted successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request, provided that in giving any such opinion, such counsel may rely on an Officer’s Certificate as to any matters of fact.

SECTION 10.07. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Idearc Inc.,

2200 West Airfield Drive

DFW Airport, TX 75261

Attention of: General Counsel

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention of: Gregory H. Woods, III

with a copy to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Attention of: Glen J. Hettinger

if to the Trustee:

U.S. Corporate Trust Services

2 Liberty Place

50 S. 16th Street, Suite 2000

Philadelphia, PA 19102

Attention of: Constantine Hromych, Vice President

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been satisfied, provided that in giving any such opinion such counsel may rely on an Officer’s Certificate as to any matters of fact.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, any such obligation or its creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

IDEARC INC.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Executive Vice President, Chief Financial Officer and Treasurer

IDEARC INFORMATION SERVICES LLC,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA CORP.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA SALES - EAST LLC,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA SALES - WEST INC.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA SERVICES - EAST INC.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA SERVICES - WEST INC.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

IDEARC MEDIA SALES - EAST CO.,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

LICENSE APPLICATION CORPORATION,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

SECOND LICENSE APPLICATION CORPORATION,

by	/s/ Andrew Coticchio
Name:	Andrew Coticchio
Title:	Vice President - Finance

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by	/s/ Constantine Hromych
Name:	Constantine Hromych
Title:	Authorized Representative

APPENDIX A

PROVISIONS RELATING TO ORIGINAL SECURITIES,

ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A (a) capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture (as defined below) and (b) the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Indenture” means the Indenture to which this Appendix A is attached.

“Initial Purchasers” means J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., ABN AMRO Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Lehman Brothers Inc., Mitsubishi UFJ Securities International plc, RBC Capital Markets Corporation, UBS Securities LLC and Wachovia Capital Markets LLC.

“Purchase Agreement” means (a) the Purchase Agreement dated November 1, 2006, among the Company, the Selling Noteholders listed therein, the guarantors listed therein and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means (a) the Registration Rights Agreement dated November 17, 2006, among the Company, the guarantors listed on Schedule 1 thereto and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Selling Noteholders” means, with respect to Original Securities issued on the Closing Date, J.P. Morgan Ventures Corporation and Bear, Stearns & Co., Inc.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

2

“Verizon” means Verizon Communications Inc.

1.2 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(c)
“IAI Global Security”	2.1(b)
“Global Security”	2.1(b)
“Permanent Regulation S Global Security”	2.1(b)
“Temporary Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

2. The Securities

2.1 Form and Dating

(a) The Initial Securities issued on the date hereof shall be (i) issued to Verizon in connection with the contribution of Verizon’s directories business to the Company in connection with the spin-off of the Company on the Closing Date to Verizon’s stockholders, (ii) subsequently transferred on the Closing Date by Verizon to the Selling Noteholders in exchange for outstanding Verizon debt securities then held by the Selling Noteholders, (iii) offered and sold on the Closing Date by the Selling Noteholders pursuant to a Purchase Agreement and (iv) thereafter resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the “IAI Global Security”) shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution.

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Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”) or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”, provided that the term “Global Security” when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. The Initial Securities issued on the Closing Date shall initially be issued in the form of one or more Definitive Securities. Such Definitive Securities may be exchanged for a beneficial interest in a Global Security as set forth in Section 2.3. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

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2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Original Securities for issue on the date hereof in an aggregate principal amount of $2,850,000,000, (b) subject to the terms of the Indenture, Additional Securities in an unlimited aggregate principal amount and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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Notwithstanding the foregoing, transfers to the Selling Noteholders or to the Initial Purchasers on the Closing Date of the Initial Securities issued on the Closing Date shall not require delivery of the certifications and/or opinion of counsel referred to in this Section 2.3(a).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. Except as set forth in the last paragraph of this Section 2.3(b), a Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

Notwithstanding the foregoing, exchanges on the Closing Date of the Initial Securities issued on the Closing Date for beneficial interests in one or more Global Securities shall not require delivery of the certification referred to in clause (b)(i) above.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture

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(including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Security. (i) During the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred in

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accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Temporary Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF

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AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

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(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

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(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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2.4 Definitive Securities

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE

“RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY SHALL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY THAT DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A

TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY SHALL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS

OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S, RULE 144 (IF AVAILABLE) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE).

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

8% Senior Note due 2016

CUSIP No.

ISIN No.

[NAME OF COMPANY], promises to pay to Cede & Co., or registered assigns, the principal sum of [                    ] Dollars[, as the same may be revised from time to time as set forth on the Schedule of Increases or Decreases in Global Security attached hereto,]1 on November 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

[NAME OF COMPANY],

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF

    AUTHENTICATION

[NAME OF TRUSTEE],

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:
Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

8% Senior Note due 2016

1. Interest

(a) [NAME OF COMPANY] (such entity and its permitted successors and assigns under the Indenture hereinafter referred to as the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Indenture) shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 17, 2006 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Additional Interest. The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of November 17, 2006, among the Company, the guarantors listed on Schedule 1 thereto and the initial purchasers named therein (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. As more fully set forth therein, the Registration Agreement provides that in the event that the Exchange Offer is not completed or, if required by the terms of the Registration Agreement, the Shelf Registration Statement is not declared effective on or prior to the 270th day following the Closing Date, the interest rate on the Registrable Securities shall be increased by 0.25% per annum for the first 90-day period and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the Exchange Offer is completed or the Shelf Registration Statement, if required thereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act; provided, however, that in no event shall such additional interest exceed 1.00% per annum. If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities shall be increased by (i) 0.25% per annum commencing on the 31st in such 12-month period and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable, provided that in no event shall additional interest together with additional interest from the previous sentence, if any, exceed 1.00% per annum. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates that correspond to interest payment dates for the Securities. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of November 17, 2006 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Company. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company.

On or after November 15, 2011, the Company may redeem the Securities, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) thereon to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Year	Redemption Price
2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due and additional interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of principal of, and interest and additional interest, if any, on, the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (y) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code, (iv) to add additional Guarantees or co-obligors with respect to the Securities, (v) to secure the Securities, (vi) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA, (viii) to make any change that does not adversely affect the rights of any Holder in any material respect, (ix) to provide for the issuance of the Exchange Securities or Additional Securities, (x) to increase the minimum denomination of the Securities to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part) or (xi) to conform the text of the Indenture or the Securities to any provision of the “Description of Notes” section in the Offering Memorandum dated November 1, 2006 relating to the Securities to the extent that such provision of the “Description of Notes” section of such Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of either of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, any such obligation or its creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                          Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF

TRANSFER RESTRICTED SECURITIES

This certificate relates to $                     principal amount of Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(6)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition  ☐    Change of Control   ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:                                          Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

8% Senior Note due 2016

CUSIP No.

ISIN No.

[NAME OF COMPANY], promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] Dollars[, as the same may be revised from time to time as set forth on the Schedule of Increases or Decreases in Global Security attached hereto,]2 on November 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

[2]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

[NAME OF COMPANY],

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF

    AUTHENTICATION

[NAME OF TRUSTEE],

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES – SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

8% Senior Note due 2016

1. Interest

(a) [NAME OF COMPANY] (such entity and its permitted successors and assigns under the Indenture hereinafter referred to as the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Indenture) shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 17, 2006 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of November 17, 2006 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Company. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company.

On or after November 15, 2011, the Company may redeem the Securities, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) thereon to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Year	Redemption Price
2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (y) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code, (iv) to add additional Guarantees or co-obligors with respect to the Securities, (v) to secure the Securities, (vi) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA, (viii) to make any change that does not adversely affect the rights of any Holder in any material respect, (ix) to provide for the issuance of the Exchange Securities or

Additional Securities, (x) to increase the minimum denomination of the Securities to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part) or (xi) to conform the text of the Indenture or the Securities to any provision of the “Description of Notes” section in the Offering Memorandum dated November 1, 2006 relating to the Securities to the extent that such provision of the “Description of Notes” section of such Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, any such obligation or its creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________________________________

Date: _____________________Your Signature: ___________________________

____________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition  ☐    Change of Control  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):

$

Date: _____________________Your Signature: __________________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: _________________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of             , among [GUARANTOR] (the “New Guarantor”), a subsidiary of [NAME OF COMPANY] (or its successor) (the “Company”), [EXISTING GUARANTORS (the “Existing Guarantors”)] and [NAME OF TRUSTEE], as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of November 17, 2006, providing for the issuance of 8% Senior Notes due 2016 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH,

THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by
Name:
Title:

[NAME OF COMPANY],

by
Name:
Title:

[EXISTING GUARANTORS],

by
Name:
Title:

[NAME OF TRUSTEE], as Trustee,

by
Name:
Title:

EXHIBIT D

Form of

Transferee Letter of Representation

[Name of Company]

[                    ]

[                    ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 8% Senior Notes due 2016 (the “Securities”) of [Name of Company] (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:_______________________

Address:____________________

Taxpayer ID Number:________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by: